Exhibit 21.1

                              List of Subsidiaries

Name                                                  Percentage Ownership
----                                                  --------------------

KRad Konsulting, LLC                                         100%

MedLink USA, Inc.                                            100%

Western Media Acquisition Corp.                              100%
(formerly Western Media Sports Holdings, Inc.)

Western Media Publishing Corporation                         100%

MedLink VPN, Inc.                                            100%

Norika USA, Inc.                                             100%

MedLink FE, Inc.                                             100%

CNI Medical Coding & Recovery, Inc.                          100%